Exhibit 99.1

Landmark Infrastructure Partners LP Reports Fourth Quarter and Full Year Results

El Segundo, California, February 24, 2021 (GLOBE NEWSWIRE) - Landmark Infrastructure Partners LP (“Landmark,” the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its fourth quarter financial results.

Highlights

•	Reported rental revenue of $16.9 million, a 22% increase year-over-year;
•	Net income attributable to common unitholders of $0.12 and FFO of $0.35 per diluted unit for the quarter ended December 31, 2020;
•	Record AFFO of $0.38 per diluted unit for the quarter ended December 31, 2020, a 12% increase year-over-year;
•	Net income attributable to common unitholders of $0.65, FFO of $0.84 and AFFO of $1.36 per diluted unit for the full year ended December 31, 2020;
•	In the full year 2020, acquired 15 assets for total consideration of approximately $148 million;
•	As of January 31st, deployed 138 digital kiosks within the Dallas Area Rapid Transit (“DART”) network; and
•	Announced a quarterly distribution of $0.20 per common unit.

Fourth Quarter 2020 Results

Rental revenue for the quarter ended December 31, 2020 was $16.9 million, an increase of 22% compared to the fourth quarter of 2019.  Net income attributable to common unitholders per diluted unit in the fourth quarter of 2020 was $0.12, compared to a loss of $0.08 in the fourth quarter of 2019.  FFO for the fourth quarter of 2020 was $0.35 per diluted unit, compared to $0.18 in the fourth quarter of 2019.  AFFO per diluted unit, which excludes certain items including unrealized gains and losses on our interest rate hedges and foreign currency transaction gains and losses, was $0.38 in the fourth quarter of 2020 compared to $0.34 in the fourth quarter of 2019.

For the full year ended December 31, 2020, the Partnership reported rental revenue of $58.8 million compared to $53.7 million during the full year ended December 31, 2019.  For the full year ended December 31, 2020, we generated net income of $29.1 million compared to $21.6 million during the full year ended December 31, 2019.  Net income attributable to common unitholders for the full year ended December 31, 2020 was $0.65 per diluted unit compared to $0.33 per diluted unit for the full year ended December 31, 2019.  For the full year ended December 31, 2020, we generated FFO of $0.84 per diluted unit and AFFO of $1.36 per diluted unit, compared to FFO of $0.58 per diluted unit and AFFO of $1.31 per diluted unit during the full year ended December 31, 2019.

“Despite the challenges in 2020 stemming from the global pandemic our portfolio proved resilient and we delivered significant growth year over year,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.  “Growth was generated organically from the portfolio as well as through redeploying capital from the disposition of our European joint venture.  We ended 2020 with a more diverse revenue base, stronger distribution coverage and we believe we are positioned well to drive further growth in 2021.”

Quarterly Distributions

On January 22, 2021, the Board of Directors of the Partnership’s general partner declared a distribution of $0.20 per common unit, or $0.80 per common unit on an annualized basis, for the quarter ended December 31, 2020.  The distribution was paid on February 12, 2021 to common unitholders of record as of February 2, 2021.

On January 21, 2021, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.4375 per Series C preferred unit, which was paid on February 16, 2021 to Series C preferred unitholders of record as of February 1, 2021.

On January 21, 2021, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.49375 per Series B preferred unit, which was paid on February 16, 2021 to Series B preferred unitholders of record as of February 1, 2021.

On December 22, 2020, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.5000 per Series A preferred unit, which was paid on January 15, 2021 to Series A preferred unitholders of record as of January 4, 2021.

Capital and Liquidity

As of December 31, 2020, the Partnership had $214 million of outstanding borrowings under its revolving credit facility (the “Facility”), and approximately $236 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.

Recent Acquisitions

In the full year 2020, the Partnership acquired a total of 15 assets for total consideration of approximately $148 million.  The acquisitions were immediately accretive to AFFO and funded primarily with borrowings under the Partnership’s existing credit facility.

At-The-Market (“ATM”) Equity Programs

Through its At-The-Market (“ATM”) issuance programs, the Partnership issued 109,724 common units, 66,802 Series A preferred units and 84,139 Series B preferred units for gross proceeds of approximately $5.6 million for the full year 2020.

Conference Call Information

The Partnership will hold a conference call on Wednesday, February 24, 2021, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its fourth quarter 2020 financial and operating results.  The call can be accessed via a live webcast at https://edge.media-server.com/mmc/p/udcn6ph8, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 3174946.

A webcast replay will be available approximately two hours after the completion of the conference call through February 24, 2022 at https://edge.media-server.com/mmc/p/udcn6ph8.  The replay is also available through March 5, 2021 by dialing 855-859-2056 or 404-537-3406 and entering the access code 3174946.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, digital infrastructure, outdoor advertising and renewable power generation industries.

Non-GAAP Financial Measures

FFO, is a non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trust (“NAREIT”).  FFO represents net income (loss) excluding real estate related depreciation and amortization expense, real estate related impairment charges, gains (or losses) on real estate transactions, adjustments for unconsolidated joint venture, and distributions to preferred unitholders and noncontrolling interests.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies.  FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions.  Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure.  The Partnership's computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure of operating performance used by many companies in the REIT industry.  AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP.  AFFO should not be considered an alternative to net earnings, as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the Partnership's performance.  The Partnership's computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs.  We calculate AFFO by starting with FFO and adjusting for general and administrative expense reimbursement, acquisition-related expenses, unrealized gain (loss) on derivatives, straight line rent adjustments, unit-based compensation, amortization of deferred loan costs and discount on secured notes, deferred income tax expense, amortization of above and below market rents, loss on early extinguishment of debt, repayments of receivables, adjustments for investment in unconsolidated joint venture, adjustments for drop-down assets and foreign currency transaction gain (loss).  The GAAP measures most directly comparable to FFO and AFFO is net income.

We define EBITDA as net income before interest expense, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain or loss on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, repayments of investments in receivables, foreign currency transaction gain (loss), adjustments for investment in unconsolidated joint venture and the capital contribution to fund our general and administrative expense reimbursement.  We believe that to understand our performance further, EBITDA and Adjusted EBITDA should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with GAAP, as presented in our consolidated financial statements.

EBITDA and Adjusted EBITDA are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and Adjusted EBITDA provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income (loss) and net cash provided by operating activities.  EBITDA and Adjusted EBITDA should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA and Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, EBITDA and Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA and Adjusted EBITDA” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include expected acquisition opportunities from our sponsor.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2020 and Current Report on Form 8-K filed with the Commission on February 24, 2021.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:	Marcelo Choi
Vice President, Investor Relations
(213) 788-4528
ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated Statements of Operations

In thousands, except per unit data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019(1)	2020(1)	2019(1)
Revenue
Rental revenue	$16,946	$13,868	$58,839	$53,701
Expenses
Property operating	656	317	1,879	1,434
General and administrative	1,264	1,106	4,743	5,279
Acquisition-related	21	332	112	608
Depreciation and amortization	4,755	3,614	16,466	13,447
Impairments	57	1,642	257	2,288
Total expenses	6,753	7,011	23,457	23,056
Other income and expenses
Interest and other income	133	9	450	597
Interest expense	(4,514)	(4,396)	(17,273)	(17,455)
Loss on early extinguishment of debt	—	—	(2,231)	—
Unrealized gain (loss) on derivatives	319	961	(6,211)	(6,066)
Equity income from unconsolidated joint venture	146	135	1,231	398
Gain (loss) on sale of real property interests	—	(23)	—	17,985
Total other income and expenses	(3,916)	(3,314)	(24,034)	(4,541)
Income from continuing operations before income tax expense (benefit)	6,277	3,543	11,348	26,104
Income tax expense (benefit)	78	117	(430)	3,277
Income from continuing operations	6,199	3,426	11,778	22,827
Income (loss) from discontinued operations, net of tax	—	(2,281)	17,340	(1,221)
Net income	6,199	1,145	29,118	21,606
Less: Net income attributable to noncontrolling interests	8	8	32	31
Net income attributable to limited partners	6,191	1,137	29,086	21,575
Less: Distributions to preferred unitholders	(3,061)	(2,983)	(12,213)	(11,883)
Less: General Partner's incentive distribution rights	—	(197)	—	(788)
Less: Accretion of Series C preferred units	(97)	(95)	(386)	(641)
Net income (loss) attributable to common unitholders	$3,033	$(2,138)	$16,487	$8,263
Income (loss) from continuing operations per common unit
Common units – basic	$0.12	$(0.08)	$(0.03)	$0.33
Common units – diluted	$0.12	$(0.08)	$(0.03)	$0.33
Net income (loss) per common unit
Common units – basic	$0.12	$(0.08)	$0.65	$0.33
Common units – diluted	$0.12	$(0.08)	$0.65	$0.33
Weighted average common units outstanding
Common units – basic	25,478	25,353	25,473	25,343
Common units – diluted	25,478	25,353	25,473	25,343
Other Data
Total leased tenant sites (end of period)	1,874	1,952	1,874	1,952
Total available tenant sites (end of period)	1,986	2,058	1,986	2,058

(1)

Prior period amounts have been revised to reflect classification of the European outdoor advertising portfolio as discontinued operations. As a result, operating results of the European outdoor advertising portfolio are presented as income from discontinued operations on the consolidated statements of operations for all periods presented.

Landmark Infrastructure Partners LP

Consolidated Balance Sheets

In thousands, except per unit data

(Unaudited)

	December 31, 2020	December 31, 2019(1)
Assets
Land	$117,421	$107,558
Real property interests	671,468	509,181
Construction in progress	44,787	49,116
Total land and real property interests	833,676	665,855
Accumulated depreciation and amortization of real property interests	(63,474)	(48,995)
Land and net real property interests	770,202	616,860
Investments in receivables, net	5,101	5,653
Investment in unconsolidated joint venture	60,880	62,059
Cash and cash equivalents	10,447	5,885
Restricted cash	3,195	5,619
Rent receivables	4,016	3,673
Due from Landmark and affiliates	1,337	1,132
Deferred loan costs, net	3,567	4,557
Deferred rent receivable	1,818	1,548
Other intangible assets, net	19,417	21,936
Assets held for sale (AHFS)	—	114,400
Right of use asset, net	10,716	6,615
Other assets	4,082	5,668
Total assets	$894,778	$855,605
Liabilities and equity
Revolving credit facility	$214,200	$179,500
Secured notes, net	279,677	217,098
Accounts payable and accrued liabilities	6,732	3,842
Other intangible liabilities, net	6,081	7,583
Liabilities associated with AHFS	—	64,627
Operating lease liability	8,818	6,766
Prepaid rent	4,446	5,391
Derivative liabilities	3,435	1,474
Total liabilities	523,389	486,281
Commitments and contingencies
Mezzanine equity
Series C cumulative redeemable convertible preferred units, 1,982,700 and 1,988,700 units issued and outstanding at December 31, 2020 and 2019, respectively	47,902	47,666
Equity
Series A cumulative redeemable preferred units, 1,788,843 and 1,722,041 units issued and outstanding at December 31, 2020 and 2019, respectively	41,850	40,210
Series B cumulative redeemable preferred units 2,628,932 and 2,544,793 units issued and outstanding at December 31, 2020 and 2019, respectively	63,014	60,926
Common units, 25,478,042 and 25,353,140 units issued and outstanding at December 31, 2020 and 2019, respectively	376,201	382,581
General Partner	(159,069)	(162,277)
Accumulated other comprehensive income (loss)	1,290	17
Total limited partners' equity	323,286	321,457
Noncontrolling interests	201	201
Total equity	323,487	321,658
Total liabilities, mezzanine equity and equity	$894,778	$855,605

(1)

Prior period amounts have been revised to reflect classification of the European outdoor advertising portfolio as discontinued operations. As a result, assets and liabilities of the European outdoor advertising portfolio were reclassified to assets and liabilities held for sale on the consolidated balance sheets.

Landmark Infrastructure Partners LP

Real Property Interest Table

		Available Tenant Sites (1)			Leased Tenant Sites
Real Property Interest	Number of Infrastructure Locations (1)	Number	Average Remaining Property Interest (Years)		Number	Average Remaining Lease Term (Years) (2)	Tenant Site Occupancy Rate (3)	Average Monthly Effective Rent Per Tenant Site (4)(5)	Quarterly Rental Revenue (6) (In thousands)	Percentage of Quarterly Rental Revenue (6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	703	909	75.6	(7)	847	34.7			$5,264	31%
Digital Infrastructure	1	1	99.0	(7)	1	8.7			450	3%
Outdoor Advertising	544	732	84.6	(7)	706	15.5			3,295	20%
Renewable Power Generation	15	47	29.2	(7)	47	33.9			292	2%
Subtotal	1,263	1,689	74.4	(7)	1,601	26.8			$9,301	56%
Tenant Lease Assignment only (8)
Wireless Communication	115	169	45.1		149	16.6			$1,084	6%
Outdoor Advertising	33	36	61.2		34	12.5			213	1%
Renewable Power Generation	6	6	46.6		6	24.4			57	—%
Subtotal	154	211	47.9		189	16.1			$1,354	7%
Tenant Lease on Fee Simple
Wireless Communication	17	28	99.0	(7)	26	26.8			$175	1%
Digital Infrastructure	13	13	99.0	(7)	13	24.4			4,236	25%
Outdoor Advertising	26	28	99.0	(7)	28	6.6			221	1%
Renewable Power Generation	14	17	99.0	(7)	17	28.4			1,659	10%
Subtotal	70	86	99.0	(7)	84	20.3			$6,291	37%
Total	1,487	1,986	69.6	(9)	1,874	25.4			$16,946	100%
Aggregate Portfolio
Wireless Communication	835	1,106	66.4		1,022	31.9	92%	$2,045	$6,523	38%
Digital Infrastructure	14	14	99.0		14	23.3	100%	115,367	4,686	28%
Outdoor Advertising	603	796	75.2		768	15.0	96%	1,875	3,729	22%
Renewable Power Generation	35	70	35.2		70	30.1	100%	9,562	2,008	12%
Total	1,487	1,986	69.6	(9)	1,874	25.4	94%	$3,150	$16,946	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, digital infrastructure, outdoor advertising, renewable power generation and total portfolio as of December 31, 2020 were 2.8, 9.9, 7.0, 16.8 and 4.7 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended December 31, 2020. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 61 years.

Landmark Infrastructure Partners LP

Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

In thousands, except per unit data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020(1)	2019(1)	2020(1)	2019(1)
Net income	$6,199	$1,145	$29,118	$21,606
Adjustments:
Depreciation and amortization expense	4,755	3,867	17,002	14,235
Impairments	57	1,642	257	2,288
(Gain) loss on sale of real property interests, net of income taxes	190	45	(15,318)	(14,937)
Adjustments for investment in unconsolidated joint venture	756	790	2,581	3,358
Distributions to preferred unitholders	(3,061)	(2,983)	(12,213)	(11,883)
Distributions to noncontrolling interests	(8)	(8)	(32)	(31)
FFO attributable to common unitholders	$8,888	$4,498	$21,395	$14,636
Adjustments:
General and administrative expense reimbursement (2)	828	896	3,283	3,954
Acquisition-related expenses	21	549	453	1,163
Unrealized (gain) loss on derivatives	(319)	(1,636)	8,010	7,327
Straight line rent adjustments	(211)	186	173	600
Unit-based compensation	—	—	120	130
Amortization of deferred loan costs and discount on secured notes	626	789	2,471	3,097
Amortization of above- and below-market rents, net	(242)	(236)	(968)	(890)
Deferred income tax benefit	(91)	(141)	(551)	(32)
Loss on early extinguishment of debt	—	—	2,231	—
Repayments of receivables	127	134	522	564
Adjustments for investment in unconsolidated joint venture	38	40	141	103
Foreign currency transaction (gain) loss	—	3,478	(2,721)	2,433
AFFO attributable to common unitholders	$9,665	$8,557	$34,559	$33,085

FFO per common unit – diluted	$0.35	$0.18	$0.84	$0.58
AFFO per common unit – diluted	$0.38	$0.34	$1.36	$1.31
Weighted average common units outstanding - diluted	25,478	25,353	25,473	25,343

(1)	For all periods presented, amounts include the effects that are reported in discontinued operations.
(2)

Under the omnibus agreement with Landmark, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA and Adjusted EBITDA

In thousands

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020(1)	2019(1)	2020(1)	2019(1)
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income	$6,199	$1,145	$29,118	$21,606
Interest expense	4,514	4,731	17,914	18,170
Depreciation and amortization expense	4,755	3,867	17,002	14,235
Income tax expense	78	148	50	3,783
EBITDA	$15,546	$9,891	$64,084	$57,794
Impairments	57	1,642	257	2,288
Acquisition-related	21	549	453	1,163
Unrealized (gain) loss on derivatives	(319)	(1,636)	8,010	7,327
Loss on early extinguishment of debt	—	—	2,231	—
(Gain) loss on sale of real property interests	—	23	(15,508)	(17,985)
Unit-based compensation	—	—	120	130
Straight line rent adjustments	(211)	186	173	600
Amortization of above- and below-market rents, net	(242)	(236)	(968)	(890)
Repayments of investments in receivables	127	134	522	564
Adjustments for investment in unconsolidated joint venture	1,456	1,499	5,376	6,169
Foreign currency transaction (gain) loss	—	3,478	(2,721)	2,433
Deemed capital contribution to fund general and administrative expense reimbursement(2)	828	896	3,283	3,954
Adjusted EBITDA	$17,263	$16,426	$65,312	$63,547
Reconciliation of EBITDA and Adjusted EBITDA to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$10,198	$9,709	$42,180	$31,663
Unit-based compensation	—	—	(120)	(130)
Unrealized gain (loss) on derivatives	319	1,636	(8,010)	(7,327)
Loss on early extinguishment of debt	—	—	(2,231)	—
Depreciation and amortization expense	(4,755)	(3,867)	(17,002)	(14,235)
Amortization of above- and below-market rents, net	242	236	968	890
Amortization of deferred loan costs and discount on secured notes	(626)	(789)	(2,471)	(3,097)
Receivables interest accretion	—	—	—	9
Impairments	(57)	(1,642)	(257)	(2,288)
Gain (loss) on sale of real property interests	—	(23)	15,508	17,985
Adjustment for uncollectible accounts	(165)	(19)	(360)	(126)
Equity income from unconsolidated joint venture	146	135	1,231	398
Distributions of earnings from unconsolidated joint venture	(1,450)	(500)	(3,101)	(3,383)
Foreign currency transaction gain (loss)	—	(3,478)	2,721	(2,433)
Working capital changes	2,347	(253)	62	3,680
Net income	$6,199	$1,145	$29,118	$21,606
Interest expense	4,514	4,731	17,914	18,170
Depreciation and amortization expense	4,755	3,867	17,002	14,235
Income tax expense	78	148	50	3,783
EBITDA	$15,546	$9,891	$64,084	$57,794
Less:
Gain on sale of real property interests	—	—	(15,508)	(17,985)
Unrealized gain on derivatives	(319)	(1,636)	—	—
Straight line rent adjustment	(211)	—	—	—
Amortization of above- and below-market rents, net	(242)	(236)	(968)	(890)
Foreign currency transaction gain	—	—	(2,721)	—
Add:
Impairments	57	1,642	257	2,288
Acquisition-related	21	549	453	1,163
Unrealized loss on derivatives	—	—	8,010	7,327
Loss on sale of real property interests	—	23	—	—
Loss on early extinguishment of debt	—	—	2,231	—
Unit-based compensation	—	—	120	130
Straight line rent adjustment	—	186	173	600
Repayments of investments in receivables	127	134	522	564
Adjustments for investment in unconsolidated joint venture	1,456	1,499	5,376	6,169
Foreign currency transaction loss	—	3,478	—	2,433
Deemed capital contribution to fund general and administrative expense reimbursement (2)	828	896	3,283	3,954
Adjusted EBITDA	$17,263	$16,426	$65,312	$63,547

(1)	For all periods presented, amounts include the effects that are reported in discontinued operations.
(2)

Under the omnibus agreement with Landmark, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.